EXHIBIT 99.1
THORATEC REPORTS 18 PERCENT INCREASE IN FIRST QUARTER
REVENUES; HEARTMATE® II PIVOTAL TRIAL ENROLLMENT NOW AT 616
TRIAL ENROLLMENT INCLUDES 188 RANDOMIZED DESTINATION THERAPY PATIENTS
COMPANY PROVIDES UPDATE ON FDA MEETING
     (PLEASANTON, CA)—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported revenues increased 18 percent over revenues in the first quarter a year ago. For the quarter ended March 31, 2007, revenues were $57.3 million, compared with revenues of $48.8 million in the first quarter of 2006.
     The net loss on a GAAP basis in the first quarter of 2007 was $0.3 million, or $0.01 per share, compared with a net loss of $0.9 million, or $0.02 per share, in the first quarter of 2006. Non-GAAP net income, which is described later in this news release, was $4.3 million, or $0.08 per diluted share, compared with non-GAAP net income of $3.2 million, or $0.06 per diluted share, a year ago.
          “Thoratec started 2007 with a very solid performance, as we experienced strong revenue growth across both of our businesses. Our financial performance was driven by an 18 percent increase in revenues from our HeartMate LVAS (Left Ventricular Assist System) product line and strong market acceptance for new offerings from our International Technidyne Corporation (ITC) division,” noted Gary F. Burbach, president and chief executive officer of Thoratec.
     “We also realized significant progress in our clinical trial for the HeartMate II, with a record three-month Pivotal trial enrollment rate of 113 patients, and we are now very close to completing enrollment in the Destination Therapy (DT) arm of the Pivotal trial. We also saw the release of initial data from the Bridge-to-Transplantation (BTT) trial at two major recent major medical meetings,” he added.
     The Company said its 100-day meeting with the FDA related to its PMA filing for BTT approval occurred on May 1, 2007, following the receipt of a letter that outlined a number of deficiencies in the submission. The Company said the discussion was constructive and that the Company has an understanding of the means needed to address the issues outlined by the FDA. The FDA will resume its review process, once the Company submits its response, which it expects to do within 60-90 days.
     As of April 27, 2007, the Company had enrolled 616 patients in the HeartMate II Pivotal trial, compared with 503 patients enrolled three months ago, and an increase of 391 patients over the 225 patients enrolled a year ago.

     Enrollment in the DT arm was particularly strong with 320 patients enrolled versus 253 patients three months ago. This includes 188 patients enrolled in the randomized portion of the trial, which calls for the enrollment of 200 patients. The Company has received approval for a Continued Access Protocol (CAP), allowing them to enroll an additional 60 patients once 200 randomized patients have been enrolled. Enrollment in the BTT arm of the trial was 296 patients as of April 27, 2007.
     “The initial data from the BTT trial discussed at the recent American College of Cardiology and International Society for Heart and Lung Transplantation meetings portrayed very compelling outcomes for bridge patients supported by the HeartMate II. In particular, the data regarding survival, adverse events—including stroke and infections—pump durability and the level of improvement in patient condition and quality of life while being supported by the device generated a great deal of interest among clinicians,” Burbach noted.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $57.3 million in the first quarter of 2007 compared with revenues of $48.8 million in the first quarter of 2006. Cardiovascular Division revenues were $35.5 million versus $29.8 million a year ago. Revenues at ITC were $21.8 million compared with $18.9 million in the first quarter of 2006.
     GAAP gross margin in the first quarter of 2007 was 60.2 percent, while non-GAAP gross margin, which excludes SFAS No.123R expense, was 60.8 percent. In 2006, GAAP and non-GAAP gross margin were 58.8 percent and 59.5 percent, respectively. Factors impacting gross margin in the first quarter of 2007 included improved manufacturing variances in both divisions and increased instrument upgrade activity at ITC.
     Operating expenses on a GAAP basis for the first quarter of 2007 were $36.0 million versus $30.7 million a year ago. On a non-GAAP basis, operating expenses were $29.7 million compared with $24.9 million in the first quarter of 2006. Operating expenses on a non-GAAP basis exclude, as applicable, SFAS No. 123R expense, amortization, in-process research and development, CEO transition and litigation expenses. The year-over-year increase in operating expenses is due primarily to personnel and clinical trial expenses related to the HeartMate II and approximately $0.8 million in expenses associated with the Company’s review of its stock option granting practices and spending on various corporate activities.
     The GAAP tax rate for the first quarter of 2007 was a benefit of 23 percent versus a benefit of 35 percent in the first quarter of the prior year. The non-GAAP tax rate was 31 percent versus 33 percent in the prior year. The decrease in tax rates is primarily attributed to increased tax-exempt interest income, higher research and development tax credits, and foreign tax credits.

Guidance for Fiscal 2007
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
     As a result of the discussion with the FDA described earlier in this press release, the Company is providing updated guidance for fiscal 2007.
•	The Company expects that revenues for fiscal 2007 will be in the range of $225-$242 million. This expectation assumes commercial launch of the HeartMate II for BTT between the end of the third quarter of 2007 and the beginning of 2008.

•	The Company expects that both GAAP and non-GAAP gross margin in 2007 will be approximately 59 percent. In addition, GAAP operating expenses are projected to increase approximately 10 to 12 percent with non-GAAP operating expenses projected to increase approximately from the high single digits to 10 percent over those in 2006.

•	GAAP earnings per share are expected to be in the range of a loss of $0.01 to income of $0.11. The Company expects that non-GAAP earnings per share in fiscal 2007 will be between $0.30 and $0.42 per diluted share. The Company expects weighted average shares outstanding of approximately 54 to 55 million shares.
MANAGEMENT’S REASONS FOR PRESENTING NON-GAAP FINANCIAL MEASURES
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development, and selling, general and administrative expenses. Four such measures are non-GAAP gross margin, non-GAAP operating expenses (including non-GAAP selling, general and administrative expenses and non-GAAP research and development), non-GAAP net income and net income per share (including non-GAAP interest income and other), and non-GAAP tax rate, each discussed above, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Each of these non-GAAP measures consists of the comparable GAAP measure excluding, as applicable, amortization of intangibles, certain litigation and CEO transition expenses, in-process research and development expenses, share-based compensation expense under SFAS No. 123R, changes in the value of the “make whole” provision of our convertible notes, and other unusual or non-recurring costs, with non-GAAP net income adjusted by the amount of additional taxes payable or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.

     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, certain litigation and other unusual or non-recurring costs because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.
     In addition, management believes that excluding share-based compensation expense under SFAS No. 123R is appropriate because this is not a cash expense, but instead is a significant accounting charge that the Company was not required to record prior to 2006. Management also believes that changes in the value of the “make whole” provision of the Company’s convertible notes should be excluded from non-GAAP net income because the amount involved is not an actual cash expense, but instead is an estimated amount that we record pursuant to accounting rules that require the “make whole” provision to be treated as a separate security. Accordingly, management believes that excluding these two expenses from non-GAAP net income will provide information that is more generally comparable to prior periods and that reflects the Company’s core operating results.
     Management believes these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company’s business operations and facilitate comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of Thoratec’s core operating results. Note, however, that these non-GAAP financial measures are performance measures only, and do not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 8 a.m. Pacific Daylight Time (11 a.m., Eastern Daylight Time) today. The teleconference can be accessed by calling 719-457-2660, passcode 3786493. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, May 10, via http:///www.thoratec.com or by telephone at 719-457-0820, passcode 3786493.
     Thoratec is a world leader in therapies to address advanced stage heart failure. The Company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the Company’s web sites at http://www.thoratec.com or http://www.itcmed.com.

     Many of the preceding paragraphs, particularly but not excluding those addressing guidance for fiscal 2007 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including for the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Kalt Rosen Group/Ruder Finn West
(415) 692-3058

THORATEC CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,	April 1,
	2007	2006

Product sales	$57,310	$48,755
Cost of product sales	22,797	20,108

Gross profit	34,513	28,647

Operating expenses:
Selling, general and administrative	21,945	18,060
Research and development	10,893	9,585
Amortization of purchased intangible assets	3,153	2,974
Litigation	—	57

Total operating expenses	35,991	30,676

Loss from operations	(1,478)	(2,029)
Other income and (expense):
Interest expense	(1,068)	(1,103)
Interest income and other	2,187	1,701

Loss before income tax benefit	(359)	(1,431)
Income tax benefit	(84)	(501)

Net loss	$(275)	(930)

Net loss per share:
Basic and diluted	$(0.01)	$(0.02)

Shares used to compute net loss per share:
Basic	52,736	52,218
Diluted	52,736	52,218

THORATEC CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except for per share data)

	Fiscal Quarter Ended March 31, 2007
					Litigation,
		Share Based	Amortization	CEO	Make-Whole
	GAAP	Compensation	of Purchased	Transition	Provision and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$57,310					$57,310
Cost of product sales	22,797	(356)				22,441

Gross profit	34,513	356				34,869

Operating expenses:
Selling, general and administrative	21,945	(2,348)				19,597
Research and development	10,893	(798)				10,095
Amortization of purchased intangible assets	3,153		(3,153)			—
Litigation and other costs	—				—	—

Total operating expenses	35,991	(3,146)	(3,153)	—	—	29,692

Income (loss) from operations	(1,478)	3,502	3,153	—	—	5,177
Interest expense	(1,068)					(1,068)
Interest income and other	2,187				(91)	2,096

Income (loss) before income tax expense	(359)	3,502	3,153	—	(91)	6,205
Income tax expense (benefit)	(84)					1,929

Net income (loss)	$(275)					$4,276

Net income (loss) per share, basic	$(0.01)					$0.08

Net income (loss) per share, diluted	$(0.01)					$0.08

Shares used to compute net income (loss) per share:
Basic	52,736					52,736
Diluted	52,736					54,110

	Fiscal Quarter Ended April 1, 2006
					Litigation,
		Share Based	Amortization	CEO	Make-Whole
	GAAP	Compensation	of Purchased	Transition	Provision and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$48,755					$48,755
Cost of product sales	20,108	(368)				19,740

Gross profit	28,647	368				29,015

Operating expenses:
Selling, general and administrative	18,060	(1,524)		(698)		15,838
Research and development	9,585	(569)				9,016
Amortization of purchased intangible assets	2,974		(2,974)			—
Litigation and other costs	57				(57)	—

Total operating expenses	30,676	(2,093)	(2,974)	(698)	(57)	24,854

Income (loss) from operations	(2,029)	2,461	2,974	698	57	4,161
Interest expense	(1,103)					(1,103)
Interest income and other	1,701				(35)	1,666

Income (loss) before income tax expense	(1,431)	2,461	2,974	698	22	4,724
Income tax expense (benefit)	(501)					1,536

Net income (loss)	$(930)					$3,188

Net income (loss) per share, basic	$(0.02)					$0.06

Net income (loss) per share, diluted	$(0.02)					$0.06

Shares used to compute net income (loss) per share:
Basic	52,218					52,218
Diluted	52,218					54,323
Use of Non-GAAP Financial Measures
     This press release discloses non-GAAP financial measures of gross margin, operating expenses, net income, net income per share and tax rate which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company’s business operations and facilitate comparisons to the Company’s historical operating results by excluding, as applicable, the effects of charges associated with certain litigation, CEO transition costs, share-based compensation expense, in process R&D, amortization of intangibles and other unusual or non-recurring costs. However, non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. Investors and potential investors are encouraged to review the above reconciliation of GAAP to non-GAAP financial measures.